Exhibit 23.1

                                     Consent

As independent certified public accountants, we hereby consent to the incorporation in the Registration Statement on Form SB-2 of our report relating to the financial statements of Decor Systems, Inc. and to all references to this firm included in such Form SB-2. As of December 31, 2002 and 2001 and the related Statements for December 31, 2002 and 2001.



                                            /s/ Alan K. Geer
                                           --------------------------
                                           Alan K. Geer, PA

October 3, 2003
Tampa, Florida